As filed with the Securities and Exchange Commission on July 2, 1997

                                                    Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Allied Capital Lending Corporation
             (Exact name of registrant as specified in its charter)

       Maryland                                         52-1081052
--------------------------------            ----------------------------------
(State or other jurisdiction of             I.R.S. Employer Identification No.)
incorporation or organization)

      1666 K Street, N.W.
      Washington, D.C.                                  20006
--------------------------------------                ----------
Address of principal executive offices)               (Zip Code)


              Allied Capital Lending Corporation Stock Option Plan
                            (Full title of the plan)

                   William L. Walton, Chief Executive Officer
                       c/o Allied Capital Advisers, Inc.
                              1666 K Street, N.W.
                             Washington, D.C. 20006
                    (Name and address of agent for service)
                                 (202) 331-1112
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee


=================================================================================================================
                                                   Proposed                Proposed
                                                   Maximum                 Maximum
Title of Securities         Amount to        Offering Price Per      Aggregate Offering          Amount of
 to be Registered         be Registered             Unit                   Price             Registration Fee
-----------------------------------------------------------------------------------------------------------------
common stock                  264,344             $14.69                 $3,883,213.36*          $1,176.73
=================================================================================================================

* Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and are based upon the average of the high and low price per share of Allied Capital Lending Corporation Common Stock on the Nasdaq National Market System on June 27, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus constituting Part I of this registration statement also relates to unexercised options on 498,200 shares of the registrant's common stock previously registered on Form S-8 (Commission File No. 333-23761) but unsold as of the date hereof. The filing fee previously paid in connection with such securities is $2,415.52.


This registration statement is being filed solely in order to register an additional 264,344 shares of the registrant's common stock to be issued upon the exercise of options granted under the Allied Capital Lending Corporation Stock Option Plan (the "Plan"). A registration statement on Form S-8 has previously been filed with the Securities and Exchange Commission (Commission File No. 333-23761) in connection with shares issuable under the Plan, and the contents of that registration statement are incorporated herein by reference thereto.


                                    PART II


Item 8.  Exhibits

         See Exhibit Index.

                               POWERS OF ATTORNEY


         LET IT BE KNOWN that each officer or director whose signature appears in paragraph (b) under "SIGNATURES" below appoints Katherine C. Marien and Joan
M. Sweeney, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of the Allied Capital Lending Corporation Stock Option Plan and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

                                   SIGNATURES

         (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 26th day of June, 1997.

                                         ALLIED CAPITAL LENDING CORPORATION

                                         By: /s/  Katherine C. Marien
                                            ----------------------------------
                                            Name: Katherine C. Marien
                                            Title: President

         (b) Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ William L. Walton                       Chairman and                        June 26, 1997
---------------------------------           Chief Executive Officer
William L. Walton                           (Principal Executive Officer)



 /s/ George C. Williams                     Director                            June 26, 1997
---------------------------------
George C. Williams


 /s/ Katherine C. Marien                    Director  and President             June 26, 1997
---------------------------------
Katherine C. Marien


 /s/ Eleanor Deane Bierbower                Director                            June 26, 1997
---------------------------------
Eleanor Deane Bierbower


 /s/ Robert V. Fleming, II                  Director                            June 26, 1997
---------------------------------
Robert V. Fleming, II


 /s/ Arthur H. Keeney, III                  Director                            June 26, 1997
--------------------------------
Arthur H. Keeney


 /s/ Anthony T. Garcia                      Director                            June 26, 1997
--------------------------------
Anthony T. Garcia


 /s/ Jon W. Barker                          Director                            June 26, 1997
--------------------------------
Katherine C. Marien


 /s/ Robin B. Martin                        Director                            June 26, 1997
--------------------------------
Robin B. Martin


 /s/ Jon A. DeLuca                          Principal and                       June 26, 1997
--------------------------------            Chief Financial Officer
Jon A. DeLuca                               (Principal Financial and
                                            Accounting Officer)



                                   SIGNATURES

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Company's Board of Directors has duly caused this Registration Statement to be signed by the undersigned on behalf of the Allied Capital Lending Corporation Stock Option Plan, thereunto duly authorized in the City of Washington, District of Columbia, on the 26th day of June, 1997.

                                   Allied Capital Lending Corporation
                                   Stock Option Plan


                                   By:  /s/ Eleanor Deane Bierbower
                                        ---------------------------------
                                   Eleanor Deane Bierbower, Chairperson of
                                   Allied Capital Lending Corporation
                                   Compensation Committee

                                 EXHIBIT INDEX


 Exhibit Number                                     Exhibit Name
 --------------                                     ------------
         4                        Allied Capital Lending Corporation Stock
                                  Option Plan, as amended

         5                        Opinion of Sutherland Asbill & Brennan

         15                       Omitted -- Not applicable

         23                       (a) Consent of Matthews
                                  Carter & Boyce PC (b)
                                  Consent of Counsel -- See Exhibit 5.

         24                       Powers of Attorney
                                  These documents form part of the
                                  Signature Pages.






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